EXHIBIT 10.2
                                                            ------------

                               EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into as of the 12th day of June 1995 (the "Effective Date"), by and between BELMAC CORPORATION, a Florida corporation (the "Employer") and Robert M. Stote (the "Employee"), as the same may be modified, supplemented, amended or restated from time to time in the manner provided herein.

                                    RECITALS

The Employer desires to employ the Employee, and the Employee desires to be employed by the Employer, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

                                   WITNESSETH

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to be legally bound as follows:

                  1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts such employment as the Senior Vice President and Chief Science Officer, upon the terms and subject to the conditions set forth in this Agreement.

                  2. TERM. Subject to the termination provisions hereinafter contained, the term of employment under this Agreement shall be for an initial term commencing on the Effective Date and terminating on JUNE 12, 1998. This Agreement and the Employee's employment hereunder shall thereafter be automatically renewed for successive one (1) year terms, unless terminated as hereinafter provided.

                  3.  COMPENSATION, REIMBURSEMENT, ETC.

                         (a) Base Salary. The Employer shall pay to the Employee
as compensation for all services rendered by the Employee a base salary, the first year of which shall equal $215,000 per annum.

                         (b) Expense Reimbursement. The Employer shall reimburse
the Employee on a semi-monthly basis for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided however, that the Employee shall have previously furnished to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                         (c) Benefits.   The Employee will be provided a health
insurance allowance equivalent to the annual individual premium cost for medical insurance, to be paid on a quarterly


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basis.  The Employer shall obtain a term life insurance  policy for the Employee with a value equal to one year's salary payable to the estate of the Employee upon the Employee's death as provided in Section 7(a) hereof.

                         (d) Bonuses.  The Employee shall be entitled to bonuses
of up to 40% of his annual salary each year, in stock and/or cash, the grant of which shall be upon the recommendation and at the discretion of the Compensation Committee of the Employer.

                         (e) Annual Review.   The Employee  shall be reviewed by
the Board of Directors of the Employer on an annual basis and entitled to receive a merit increase in salary, stock options and/or bonuses annually from the Effective Date of this Agreement.

                         (f) Stock Option Plan.   The Employee shall be eligible
for  periodic   stock  option  grants  as  determined  by  the   Management  and
Compensation Committees.

                  4. DUTIES. The Employee is engaged as the Chief Science Officer. In addition, the Employee shall have such other duties and hold such offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

                  5. EXTENT OF SERVICES. During the term of employment under this Agreement, the Employee shall devote his full time, energy and attention to the benefit and business of the Employer and its affiliates and shall not be employed by another entity, except as a consultant to or as a director of a non-competitive company approved, IN ADVANCE, by the Employer's Board of Directors. It is understood that at this time, Dr. Stote is on the Board of Directors of Collaborative Clinical Research, Inc., and will remain on that Board of Directors.

                  6. VACATION AND DAYS OFF. The Employee may take a maximum of four weeks of vacation each calendar year, at times to be determined in a manner most convenient to the business of the Employer. A maximum of 5 unused days of vacation may be carried over from one calendar year to the next, but without recompense. The carryover provision will be effective beginning December 31, 1996.

                  7. TERMINATION FOLLOWING DEATH OR INCAPACITY.

                         (a) Death. All rights of the Employee under this Agree-
ment shall terminate upon death (other than rights accrued prior thereto). All stock options will immediately vest and transfer to the Employee's estate and be exercisable for a period of 5 years or the period of time indicated in the option contract, whichever is greater. The Employer shall pay to the estate of the Employee any unpaid salary and other benefits due as well as reimbursable expenses accrued and owing to the Employee prior to his death. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate beyond the term-life insurance benefit which pays his estate one year's salary.




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                           (b) Disability.

                                    (i) During any period of disability, illness
or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement, the Employee shall receive throughout which time, his salary payable under
Section 3 (a) of this Agreement, less any benefits received by him under any insurance carried by or provided by the Employer; provided however, all rights of the Employee under this Agreement (other than rights already accrued) shall terminate as provided below upon the Employee's permanent disability (as defined below).

                                    (ii) The term "permanent disability" as used
in this Agreement shall mean the inability of the Employee, as determined by the Board of Directors of the Employer, by reason of physical or mental disability to perform the duties required of him under this Agreement after a period of:
(a) 120 consecutive days of such disability; or (b) disability for at least six months during any twelve month period. Upon such determination, the Board of Directors may terminate the Employee's employment under this Agreement upon ten
(10) days prior written notice.

                                    (iii) If  any  determination of the Board of
Directors with respect to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two physicians. The Employee agrees to make himself available for and to submit to reasonable examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a material breach of this Agreement. In the event such a panel is convened, the party whose position is not sustained by the panel shall bear all associated costs.

                  8. OTHER TERMINATIONS.

                           (a) Without Cause.

                                    (i)  Either the Employee or the Employer may
terminate this Agreement upon written notice, ninety (90) days prior to the end of the initial term or any one-year extension of this Agreement.

                                    (ii) If  the  Employee gives notice pursuan
to paragraph (i) above, the Employer shall have the right to either (a) relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation) or (b) to accelerate the date of termination to coincide with the date on which the written notice is received (without reduction in compensation for the notice period).

                                    (iii)  Notwithstanding any provisions hereof
to the contrary, the Employer may terminate this Agreement without cause at any time. If the Employer terminates this Agreement pursuant to the provisions of this paragraph 8(a) (iii), it shall pay to the Employee as a severance benefit an amount equal to one-year of the Employee's then current Base Salary and all options theretofore awarded to the Employee shall immediately vest and be exercisable by the Employee for a period of 5 years or the period of time indicated in the option contract, whichever is greater.

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                           (b) For Cause.

                                   (i) The Employer may terminate this Agreemen
without notice (a) upon the Employee's breach of any material provision of this Agreement, or (b) for other "good cause" (as defined below).

                                   (ii) The  term "good cause"  as  used in this
Agreement shall include, but shall not be limited to: (a) conduct disloyal to the Employer; (b) conviction of any crime involving moral turpitude; and (c) substantial dependence, as determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD, or narcotic drug. Should the Employee dispute such a determination, the parties hereto agree to abide by the decision of a panel of three physicians selected in a manner provided in Section 7(b)(iii) of this Agreement. In the event such a panel is convened, the party whose position is not sustained by the panel shall pay all associated costs and expenses. The Employee agrees to make himself available for and to submit to an annual examination and such other reasonable periodic examinations by such panel as may be directed by the Employer at the Employer's sole expense. Failure to submit to any such examination shall constitute a material breach of this Agreement.

                           (c)     Payment On Termination.  If this Agreement is
terminated pursuant to Section 8(b), the Employer shall pay to the Employee any unpaid salary and other benefits and reimbursable expenses accrued and owing to the Employee. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder except as provided in Section 9 hereof. The Employee shall be entitled to no further benefits under this Agreement other than extension of health benefits at the Employee's expense and options awarded to the Employee shall immediately vest and be exercisable for a period of 5 years.

                  9.       TERMINATION OF EMPLOYMENT UPON CHANGE IN CONTROL.

                           (a)  For purposes hereof, a "Change in Control" shall
be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect at the date hereof (hereinafter referred to as the "Act"); (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Act; (iii) when any "person" (as such term is defined in Sections 3 (a) (9) and 13 (d) (3) of the Act), during the term of this Agreement, becomes a beneficial owner, directly or indirectly, of securities of the


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Employer representing 20% or more of the Employer's then outstanding  securities having the right to vote on the election of directors; (iv) if the stockholders of the Employer approve a plan of complete liquidation or dissolution of the Employer or a merger or consolidation in which the Employer is not the surviving corporation; (v) if there has occurred a change in ownership or effective control of the Employer or a change in the ownership of a substantial portion of the assets of the Employer (within the meaning of Section 280G (b) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code")); or (vi) when the individuals who are members of the Board of Directors of the Employer on the date hereof shall cease to constitute at least a majority of the Board of Directors, PROVIDED, HOWEVER, that any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the Employer's stockholders was approved by a vote of at least 50% of the directors then still in office, shall not be deemed to have replaced his or her predecessor.

                           (b)  The Employee may terminate his employment at any
time within 12 months after a Change in Control and in the event that any of the following events has occurred: (i) an assignment to the Employee of any duties inconsistent with the status of the Employee's office and/or position with the Employer as constituted immediately prior to the Change in Control or a significant adverse change in the nature or scope of the Employee's authorities, powers, functions or duties as constituted immediately prior to the Change in Control, (ii) a failure by the Employer, after having received written notice from the Employee specifying a material breach of its obligations pursuant to this Agreement, to cure such breach within 30 days after receipt of such notice, or (iii) the headquarters of the Employer is moved to a new location which is more than 100 miles from its current location.

                         An election by the Employee to terminate his employment
following a Change in Control shall not be deemed a voluntary termination of employment by the Employee for the purpose of interpreting the provisions of this Agreement or any of the Employer's employee benefit plans and arrangements. The Employee's continued employment with the Employer for any period of time during the term of this Agreement after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment to the extent permitted under this Section 9 (b).

                          If  the Employer terminates the Employee without cause
pursuant to Section 8 (a) hereof within six months after a Change in Control has occurred, such termination shall be deemed an election by the Employee to terminate his employment pursuant to this Section 9.

                          In  addition,  in  the event  of such termination, the
Employee shall continue to have the obligations provided for in Sections 11 and 12 (b) hereof.

                           (c) If the Employee's employment with the Employer is
terminated under Section 9 (b) hereof, (I) the Employee shall be entitled to any benefits to which he would have been entitled under Section 8 (a) (iii) hereof had the Employee been terminated "without cause", to the extent such benefits would have accrued as of the expiration of the term of this Agreement;


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(ii) in addition, the Employee shall be paid in a lump sum, within 30 days after termination of employment, in cash, severance pay in an amount equal to two years' salary or that amount of salary that would have been due to the Employee through the expiration of the term of this Agreement, whichever is greater;
(iii) the Employee shall be issued a number of stock options to purchase Common Stock of the Employer, at an exercise price of $3.75 per share, equal to the number of stock options held by the Employee immediately prior to the effective date of any Change of Control; and (iv) all stock options held by the Employee immediately prior to the effective date of the Change of Control and those options granted pursuant to Section 9 (c) (iii) shall immediately vest and become fully exercisable for a period of 5 years or the period of time indicated in the option contract, whichever is greater. The lump sum severance payment described in this Section 9 (c) (i)-(iv) is hereinafter referred to as the "Termination Compensation". The amount of the Termination Compensation shall be determined, at the expense of the Employer, by its regular certified public accountant immediately prior to the Change in Control (the "Accountant"). Upon payment of the Termination Compensation and any other accrued compensation, this Agreement shall terminate (except for the Employee's obligations pursuant to Sections 11 and 12 (b) hereof) and be of no further force or effect.

                           (d) After  a  Change  in  Control  has  occurred, the
Employer shall honor the Employee's exercise of the Employee's outstanding stock options and any other stock related rights, in accordance with this Employment Agreement. After a Change in Control has occurred and the Employee's employment is terminated as a result thereof, the Employee (or his designated beneficiary or personal representative) shall also receive, except to the extent already paid pursuant to Section 9 (c) (i) hereof or otherwise, the sums the Employee would otherwise have received (whether under this Agreement, by law or otherwise) by reason of termination of employment if a Change in Control had not occurred.

                           (e) Notwithstanding anything in this Agreement to the
contrary, the Employee shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Employer which the Employee shall repay to the Employer, within 90 days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. The repayment of the loan balance will be with the deferred severance funds which will then be supplied BY the Employer. Notice of any such waiver or treatment of amounts received as a loan shall be given by the Employee to the Employer in writing and shall be binding upon the Employer.

                           (f)  The  Employee  shall not be required to mitigate
the payment of the Termination Compensation or other benefits or payments by seeking other employment. To the extent that the Employee shall, after the term of this Agreement, receive compensation from any other employment, the payment of Termination Compensation or other benefits or payments shall not be adjusted.




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                  10. DISCLOSURE,  PROPRIETARY  RIGHTS. The Employee agrees that during the term of his employment by the Employer,  he will disclose only to the
Employer  all  ideas,  methods,  plans,  formulas,   processes,  trade  secrets,
developments, or improvements known by him which relate directly or indirectly to the business of the Employer, including any lines of business, acquired by the Employee during his employment by the Employer; provided, that nothing in this Section 10 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure, including but not limited to trade secrets of third parties. For purposes of this Agreement, the term "the business of the Employer" shall include, without
limitation,  the  following:  the  design,  development,   obtaining  regulatory
approval, production, manufacturing, marketing and licensing of prescription and non-prescription drugs, medical devices, medical instruments and methods for the diagnosis, evaluation, treatment or correction of any disease, injury, illness or other medical or health condition and such other lines of business as the Employer shall engage in during the term hereof. The parties further agree that any inventions, formulas, trade secrets, ideas, or secret processes which shall arise from any disclosure made by the Employee pursuant to this paragraph, whether or not patentable, shall be and remain the sole property of the Employer.

                  11. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the term of employment by the Employer, he will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation, or other organization.

                  12.      CONFLICT OF INTEREST.

                           (a)  Conflict Of Interest.  The Employee shall devote
his full time, energy and attention to the benefit and business of the Employer and its affiliates and shall not be employed by another entity, except as permitted in Section 5.

                           (b)  Covenant Not To Solicit.  During employment with
the Employer, and for a period of two years thereafter, the Employee agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer or otherwise, solicit or encourage any of the employees of the Employer to terminate their employment.

                           (c)  Essential Element.  It is understood by and bet-
ween the parties hereto that the foregoing restrictive covenants set forth in Sections 11, 12(a), 12 (b) and 13 are essential elements of this Agreement, and that but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Notwithstanding anything to the contrary in this Agreement, the terms and provisions of Sections 12(a), 12 (b) and 13 of this Agreement, together with any definitions used in such terms and provisions, shall


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survive the  termination or expiration of this  Agreement.  The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                  13. SPECIFIC PERFORMANCE. The Employee agrees that damages at law will be insufficient remedy to the Employer if the Employee violates the terms of Sections 10, 11, or 12 of this Agreement and that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive or other equitable relief to enforce the provisions of such Sections, which injunctive or other equitable relief shall be in addition to any other rights or remedies available to the Employer, and the Employee agrees that he will not raise and hereby waives any objection or defense that there is an adequate remedy available at law.

                  14. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligation hereunder will not conflict with, result in the breach of any provision of, terminate, or constitute a default under any Agreement to which the Employee is or may be bound.

                  15. WAIVER OF BREACH. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

                  16. D&O INSURANCE; INDEMNIFICATION. The Employer hereby agrees to maintain in full force and effect for the duration of this Agreement, Director's and Officer's Liability Insurance of at least $2,000,000 and to indemnify and hold harmless to the full extent permitted by law, the Employee for acts performed by him in carrying out his duties and responsibilities in accordance with this Agreement.

                  17. BINDING EFFECT, ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

                  18. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs, and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Employee in this Agreement shall inure to the benefit of the successors and assigns of the Employer; PROVIDED, HOWEVER, that nothing herein shall be deemed to authorize or permit the Employee to assign any of his rights or obligations under this Agreement to any other person (whether or not a family member or other affiliate or the Employee other than stated in Section 7 of this Agreement), and the Employee covenants and agrees that he shall not make any such assignments.




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                  19. MODIFICATION,  AMENDMENT, ETC. Each and every modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected party hereto.

                  20. NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

                        To the Employer:          Belmac Corporation
                                                  4830 West Kennedy Boulevard
                                                  One Urban Centre
                                                  Suite 550
                                                  Tampa, FL 33609-2517

                        To the Employee:          Robert M. Stote
                                                  6210 Pasadena Point Boulevard
                                                  Gulfport, FL 33707

                  21. SEVERABILITY. It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, then that portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Agreement to be unreasonable, arbitrary or against public policy, then a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

                  22.  ENTIRE  AGREEMENT.  This  Agreement  contains  the entire agreement between the Employer and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Notwithstanding the provisions with respect to vesting requirements, option prices, terms of options, or termination of employment contained in the 1991 Stock Option Plan or any other plan under which stock options have been or may be granted, it is expressly agreed that the terms of this Employment Agreement supersede and override such provisions and shall govern the treatment of such subject matter.

                  23.  HEADINGS.   The  headings contained in this Agreement are
for reference purposes only and shall not affect the meaning or interpretation of this Agreement.



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                  24.      GOVERNING LAW.  This Agreement shall be construed and
enforced in accordance with the laws of the State of Florida.

                  25. COUNTERPARTS. This Agreement may be executed in two counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.


                       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

                                              BELMAC CORPORAT10N

                                              By: /S/ JAMES R. MURPHY
                                                  -------------------------
                                                  James R. Murphy
                                                  Chairman, President and CEO
                                                  Belmac Corporation


                                              EMPLOYEE


                                              By: /S/ ROBERT M. STOTE
                                                  -------------------------
                                                  Robert M. Stote
                                                  Senior Vice President, Chief
                                                  Science Officer